                                                                                                                                 EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of West Coast Bancorp and the effectiveness of West Coast Bancorp’s internal control over financial reporting dated March 11, 2010, appearing in the Annual Report on Form 10-K of West Coast Bancorp for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Portland, Oregon
April 27, 2010